EXHIBIT 99.1


                                  William Tay
                          2000 Hamilton Street, #943
                            Philadelphia, PA 19130


December 10, 2010

To: Belenus Acquisition Corp. (the "Company")

Re: Resignation as Officer and Director

Dear Sirs,

I hereby resign as a Director and as President, Chief Executive Officer, Secretary and Treasurer of Belenus Acquisition Corp., a Delaware corporation (the "Company"), to be effective December 13, 2010.

I hereby waive and renounce any claim against the Company, including any claim for accrued but unpaid wages, severance, compensation or benefits.

My resignation does not in any way imply or infer any dispute or disagreement relating to the Company's operations, policies or practices.

I wish the Company much success in its future endeavors.

Sincerely,


/s/ William Tay
--------------------------------
William Tay